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                                                                    EXHIBIT 99.1


  Nebraska Book Company, Inc. and NBC Acquisition Corp. Commence Tender Offers and Consent Solicitations for 8 3/4% Senior Subordinated Notes due 2008 and
                   10 3/4% Senior Discount Debentures due 2009.

      February 5, 2004 -- Nebraska Book Company, Inc. and NBC Acquisition Corp., Nebraska Book Company, Inc.'s parent company, announced today that:

      - Nebraska Book Company, Inc. has commenced a tender offer for any and all of its $110 million outstanding principal amount of 8 3/4% Senior Subordinated Notes due 2008, and, in connection therewith, is soliciting consents to amend certain covenants and other provisions of the indenture governing these Notes, as further detailed in its Offer to Purchase and Consent Solicitation Statement dated February 4, 2004; and

      - NBC Acquisition Corp. has commenced a tender offer for any and all of its $76 million outstanding principal amount of 10 3/4% Senior Discounted Debentures due 2009, and, in connection therewith, is soliciting consents to amend certain covenants and other provisions of the indenture governing these Debentures, as further detailed in its Offer to Purchase and Consent Solicitation Statement dated February 4, 2004.

THE TENDER OFFERS

      The tender offers are scheduled to expire at 12:00 midnight, New York City time, on Wednesday, March 3, 2004, unless extended or earlier terminated.

      The purchase price of $1,027.92 per $1,000 principal amount will be paid for any and all of Nebraska Book Company, Inc.'s Notes validly tendered and accepted for purchase, as well as accrued and unpaid interest up to, but not including, the payment date. In addition, holders of Notes will receive a consent payment of $1.25 per $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the offer if they tender their Notes and provide their consents on or prior to 5:00 p.m., New York City time, on Wednesday, February 18, 2004, unless such date is extended or earlier terminated. The total consideration for the Notes tendered with consents and not withdrawn prior to the expiration of the consent period on February 18, 2004, will be $1,029.17 per $1,000 principal amount of Notes validly tendered.

      The purchase price of $1,034.58 per $1,000 principal amount will be paid for any and all of NBC Acquisition Corp.'s Debentures validly tendered and accepted for purchase, as well as accrued and unpaid interest up to, but not including, the payment date. In addition, holders of Debentures will receive a consent payment of $1.25 per $1,000 principal amount of Debentures validly tendered and accepted for purchase pursuant to the offer if they tender their Debentures and provide their consents on or prior to 5:00 p.m., New York City time, on Wednesday, February 18, 2004, unless such date is extended or earlier terminated. The total consideration for the Debentures tendered with consents and not withdrawn prior to the expiration of the consent period on February 18, 2004, will be $1,035.83 per $1,000 principal amount of Debentures validly tendered.
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THE PROPOSED AMENDMENTS TO THE INDENTURES

      In connection with the tender offers, Nebraska Book Company, Inc. and NBC Acquisition Corp. are soliciting consents from holders of the Notes and the Debentures in order to amend certain provisions in the indentures of the Notes and the Debentures.

      The proposed amendments to the indenture governing the Notes will eliminate the following provisions:

      -     Article III - Covenants (Sections 3.2 through 3.14 and 3.17 only);

      -     Article IV - Successor Company (Subsection 4.1(iii) only); and

      - Article VI - Defaults and Remedies (Subsections 6.1(6), 6.1(9), and 6.1(10)).

      Adoption of the proposed amendments requires the consent of the holders of at least a majority in principal amount of the Notes. If these proposed amendments become operative, they will also delete any corresponding provisions in the Notes themselves.

      The proposed amendments to the indenture governing the Debentures will eliminate the following provisions:

      -     Article III - Covenants (Sections 3.2 through 3.13 and 3.17 only);

      -     Article IV - Successor Company (Subsection 4.1(iii) only); and

      - Article VI - Defaults and Remedies (Subsections 6.1(6), 6.1(9), and 6.1(10)).

      Adoption of the proposed amendments requires the consent of the holders of at least a majority in principal amount of the Debentures. If these proposed amendments become operative, they will also delete any corresponding provisions in the Debentures themselves.

THE PURPOSE AND BACKGROUND OF THE TRANSACTIONS

      As described in their respective Offer to Purchase and Consent Solicitation Statements, both dated as of February 4, 2004, Nebraska Book Company, Inc. and NBC Acquisition Corp. are undertaking the tender offers and consent solicitations in connection with a recapitalization transaction. Through this transaction, funds affiliated with Weston Presidio Capital, which currently holds approximately 32.1% of the outstanding capital stock of NBC Acquisition Corp., will acquire control over substantially all of the rest of the outstanding capital stock of the company. At the closing of this recapitalization transaction, it is expected that Weston Presidio Capital will, directly or indirectly, hold approximately 93.4% of the outstanding capital stock of NBC Acquisition Corp. The remaining approximately 6.6% of capital stock will be held by members of the management of Nebraska Book Company, Inc. and NBC Acquisition Corp. The recapitalization transaction will include the refinancing of the Nebraska Book Company's existing senior secured credit facility and the incurrence of other debt.

                                      * * *

      This press release is neither an offer to purchase nor an offer to sell securities, nor is it a solicitation of consents with respect to any securities. Nebraska Book Company, Inc.'s tender offer and consent solicitation is being made only by reference to its Offer to Purchase and Consent Solicitation Statement, dated
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February 4, 2003. NBC Acquisition Corp.'s tender offer and consent solicitation is being made only by reference to its Offer to Purchase and Consent Solicitation Statement, dated February 4, 2004. Copies of these documents may be obtained from Global Bondholder Services Corporation, the Information Agent, at
(212) 430-3774 or (866) 857-2200. Questions regarding the tender offers and consent solicitations should be addressed to JPMorgan and Citigroup, the Dealer Managers and Solicitation Agents, as follows: JPMorgan at (212) 270-9153 and Citigroup at (800) 558-3745 or (212) 723-6106.

CONTACT:    Alan G. Siemek
            Chief Financial Officer
            (402) 421-0499

                             "SAFE HARBOR" STATEMENT
           UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

      This press release contains or incorporates by reference certain statements that are not historical facts, including, most importantly, information concerning the tender offer and consent solicitation commenced by Nebraska Book Company, Inc. and NBC Acquisition Corp., as well as information concerning a recapitalization of NBC Acquisition Corp., and statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements that address events, transactions or developments that are expected or anticipated to occur in the future are forward-looking statements within the meaning of the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors that may cause the actual performance or achievements of the companies to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, both Nebraska Book Company, Inc. and NBC Acquisition Corp. claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Neither Nebraska Book Company, Inc. nor NBC Acquisition Corp. will undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.